Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-269459, 333-151416, 333-171429, 333-174730, 333-181849, 333-198719, 333-204367, 333-212238, 333-218378, 333-232398, 333-265248 and 333-272054 on Form S-8 and Registration Statement No. 333-254073 on Form S-3 of our report dated March 8, 2024, relating to the consolidated financial statements of XOMA Corporation, appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

San Francisco, California

March 8, 2024